                                                                     Exhibit 1.1

                                 $_______,000

                         Education Loans Incorporated
                         ----------------------------

                STUDENT LOAN ASSET-BACKED NOTES, SERIES 1997-1

                                 consisting of

  $_______,000 Tax Exempt Auction Rate Student Loan Asset-Backed Notes, Senior Series 1997-1A through E
   $_______,000 Tax Exempt Fixed Rate Student Loan Asset-Backed Notes, Senior Series 1997-1F
$______,000 Taxable Auction Rate Student Loan Asset-Backed Notes, Senior Series 1997-1G and H
  $___________,000 Taxable LIBOR Rate Student Loan Asset-Backed Notes, Senior Series 1997-1I and J
 $______,000 Tax Exempt Fixed Rate Student Loan Asset-Backed Notes, Subordinate Series 1997-1K
  $______,000 Taxable LIBOR Rate Student Loan Asset-Backed Notes, Subordinate Series 1997-1L



                             Underwriting Agreement
                             ----------------------


SMITH BARNEY INC.
FBS INVESTMENT SERVICES, INC.
DOUGHERTY DAWKINS LLC
MILLER & SCHROEDER FINANCIAL, INC.
NORWEST INVESTMENT SERVICES, INC.
c/o   Smith Barney Inc.
      390 Greenwich Street
      New York, NY  10013

Dear Sirs:

          Education Loans Incorporated (formerly known as Student Loan Finance Corporation), a South Dakota nonprofit corporation (the "Original Issuer"), proposes to sell to Smith Barney Inc., FBS Investment Services, Inc., Dougherty Dawkins LLC, Miller & Schroeder Financial, Inc. and Norwest Investment Services, Inc. (the "Underwriters"), pursuant to the terms of this Underwriting Agreement (this "Agreement"), [$_______,000] aggregate principal amount of its Student Loan Asset-Backed Notes, Series 1997-1 (the "Notes"). The Notes are to be issued in twelve series designated as Tax Exempt Auction Rate Student Loan Asset-Backed Notes, Senior Series 1997-1A through 1997-1E (the "Tax Exempt Auction Rate Series 1997-1 Senior Notes"), Tax Exempt Fixed Rate Student Loan Asset-Backed Notes, Senior Series 1997-1F (the "Tax Exempt Fixed

Rate Series 1997-1 Senior Notes"), Taxable Auction Rate Student Loan Asset-Backed Notes, Senior Series 1997-1G and 1997-1H (the "Taxable Auction Rate Series 1997-1 Senior Notes"), Taxable LIBOR Rate Student Loan Asset-Backed Notes, Senior Series 1997-1I and 1997-1J (the "Taxable LIBOR Rate Series 1997-1 Senior Notes"), Tax Exempt Fixed Rate Student Loan Asset-Backed Notes, Subordinate Series 1997-1K (the "Tax Exempt Fixed Rate Series 1997-1 Subordinate Notes"), and Taxable LIBOR Rate Student Loan Asset-Backed Notes, Subordinate Series 1997-1L (the "Taxable LIBOR Rate Series 1997-1 Subordinate Notes").

          The Tax Exempt Auction Rate Series 1997-1 Senior Notes, the Tax Exempt Fixed Rate Series 1997-1 Senior Notes, the Taxable Auction Rate Series 1997-1 Senior Notes, the Taxable LIBOR Rate Series 1997-1 Senior Notes, the Tax Exempt Series 1997-1 Subordinate Notes and the Taxable Series 1997-1 Subordinate Notes will be issued in the initial aggregate principal amounts of [$___________, $__________, $___________, $___________, $___________ and $__________,]
respectively. The initial aggregate principal amounts of each series of Notes shall be as listed in Appendix A hereto.

          The Notes shall be as described in, shall be subject to redemption and auction, shall have such other provisions and details and shall be issued pursuant to the First Supplemental Indenture, dated as of July 1, 1997 (the "Supplemental Indenture"), supplemental to an Indenture of Trust, dated as of July 1, 1997 (as supplemented and amended, the "Indenture"), between the Original Issuer and First Bank National Association, as trustee (the "Trustee"). Upon issuance, the Notes will be secured by, among other things, Financed Student Loans pledged to the Trustee and described in the Prospectus (as hereinafter defined).

          In connection with an election to be made by the Original Issuer under
Section 150(d)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), Education Loans Incorporated, a separate, newly organized Delaware corporation (the "Corporation"), will, immediately upon the issuance of the Notes, assume all of the Original Issuer's liabilities and obligations with respect to the Notes pursuant to a Contribution Agreement, dated as of July 1, 1997 (the "Contribution Agreement"), by and among the Original Issuer, the Corporation and Student Loan Finance Corporation, a newly organized South Dakota corporation ("SLFC"), and the Original Issuer will be released from all such liabilities and obligations.

          Capitalized terms used but not defined herein have the respective meanings ascribed thereto in Appendix B hereto.

          1.   Agreement to Sell, Purchase and Resell

          (a) The Original Issuer hereby agrees, subject to all of the terms and conditions set forth herein, to sell to the

Underwriters and, upon the basis of the representations, warranties and agreements of the Original Issuer, the Corporation and SLFC herein contained and subject to all of the terms and conditions set forth herein, the Underwriters, jointly and severally (except as hereinafter limited in part with respect to FBS Investment Services, Inc. in Section 12 hereof) agree to purchase from the Original Issuer, all (but not less than all) of the Notes at the aggregate purchase price of [$____________________,] plus interest accrued on the Tax Exempt Fixed Rate Series 1997-1 Senior Notes and the Tax Exempt Fixed Rate Series 1997-1 Subordinate Notes from July 1, 1997 to the Closing Date (as defined in Section 2 hereof), and the Original Issuer hereby agrees to pay to the Underwriters an aggregate underwriting fee in the amount of
[$________________].   The maturity dates, purchase prices and underwriting fees
for each series of the Notes shall be as listed in Appendix A hereto.

          (b) The Tax Exempt Auction Rate Series 1997-1 Senior Notes and the Taxable Auction Rate Series 1997-1 Senior Notes shall bear interest for the period commencing on the date of issuance of the Notes through the end of the respective Initial Interest Periods at rates to be agreed to by the Original Issuer and the Underwriters pursuant to an executed writing (which may be in counterparts), and may be evidenced by telegraphic communications or any other rapid transmission device designed to produce a written record of communication transmitted, which writing shall be effective no later than the Closing Date, provided that such interest rates shall not exceed 10% per annum. Thereafter, such rates per annum shall be determined in accordance with the Supplemental Indenture. The Tax Exempt Fixed Rate Series 1997-1 Senior Notes maturing June 1, 2010 shall bear interest at the rate of [___%] per annum, the Tax Exempt Fixed Rate Series 1997-1 Senior Notes maturing June 1, 2020 shall bear interest at the rate of [___%] per annum, and the Tax Exempt Fixed Rate Series 1997-1 Subordinate Notes shall bear interest at the rate of [___%] per annum. The Taxable LIBOR Rate Series 1997-1 Senior Note Initial Interest Rate (as defined in the First Supplemental Indenture) with respect to the Series 1997-1I Notes shall be [___%] per annum and with respect to the Series 1997-1J Notes shall be [___%] per annum. The Taxable LIBOR Rate Series 1997-1 Senior Note Interest Rate (as defined in the First Supplemental Indenture) with respect to each series of Taxable LIBOR Rate Series 1997-1 Senior Notes will be determined by the Trustee from time to time as described in the First Supplemental Indenture to equal the One-Month LIBOR plus [____%] per annum with respect to the Series 1997-1I Notes and the One-Month LIBOR plus [____%] per annum with respect to the Series 1997-1J Notes. The Taxable LIBOR Rate Series 1997-1 Subordinate Note Initial Interest Rate (as defined in the First Supplemental Indenture) with respect to the Taxable LIBOR Rate Series 1997-1 Subordinate Notes shall be [___%] per annum. The Taxable LIBOR Rate Series 1997-1 Subordinate Note Interest Rate (as defined in the First Supplemental Indenture) with respect to the Taxable LIBOR Rate Series 1997-1 Subordinate Notes will be determined by the

Trustee from time to time as described in the First Supplemental Indenture to equal the One-Month LIBOR plus [____%] per annum.

          (c) It is understood that the Underwriters propose to offer the Notes for sale to the public (which may include selected dealers) as set forth in the Prospectus. The Underwriters agree to make a bona fide public offering of the Tax Exempt Series 1997-1 Notes (as defined in the First Supplemental Indenture) at prices not in excess of the initial public offering prices (which may be expressed in terms of yield) set forth on the cover page of the Prospectus referred to below. The Notes may be offered and sold to certain dealers (including the Underwriters and other dealers depositing such Notes into investment trusts or mutual funds) at prices lower than such public offering prices.

          (d) Smith Barney Inc. is duly authorized to execute this Agreement and to act hereunder on behalf of the Underwriters.

          (e) Each Underwriter severally represents and agrees that (i) it has not offered or sold, and will not offer or sell, any Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their businesses or otherwise in circumstances which have not resulted, and will not result in, an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act of 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on, and will only issue and pass on, in the United Kingdom any document received by it in connection with the issue of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or to a person to whom such document may otherwise lawfully be issued, distributed or passed on.


          2. Delivery of the Notes and Payment Therefor. At 10:00 A.M., New York City time, on [______,] 1997, or at such other time or on such earlier or later business day as shall have been mutually agreed upon by the Original Issuer, SLFC, the Corporation and the Underwriters (the "Closing Date"), the Original Issuer will deliver to DTC, for the account of the Underwriters, the Notes in definitive form bearing CUSIP numbers, duly executed and authenticated, together with the other documents hereinafter mentioned; and the Underwriters will accept such delivery and pay the purchase price of the Notes as set forth in Section 1 hereof in immediately available funds to the account of the Original Issuer and the Original Issuer shall pay to the Underwriters the underwriting fee as set forth in Section 1 hereof in immediately available funds to the account of Smith Barney. Delivery of the Notes and payment as aforesaid shall be made at such location in New York, New York as shall be requested by Smith Barney. Delivery of the other documents shall be at the offices of Dorsey & Whitney LLP, 250 Park Avenue, 15th Floor, New York, New York 10022. This payment and delivery is herein called the "Closing". The Notes delivered at the Closing shall be made available to the Underwriters and DTC at least two business days prior to the date of the Closing for purposes of inspection. The Notes shall be prepared and delivered as fully registered notes in authorized denominations and registered in such manner as the Underwriters shall have requested.

          3. Representations and Warranties of the Original Issuer, SLFC and the Corporation. The Original Issuer, SLFC and the Corporation represent and warrant to, and agree with, the Underwriters that:

          (a) A registration statement on Form S-3 (File Nos. 333-26679 and 333-26679-01) relating to the Notes, including a form of prospectus, has been filed with the Securities and Exchange Commission (the "Commission"); such registration statement and any post-effective amendment thereto, each in the form previously delivered to the Underwriters, excluding exhibits to such registration statement, have been declared effective under the Securities Act of 1933, as amended (the "Securities Act"). The term "Registration Statement" as used in this Agreement means such registration statement, as amended, at the time each part thereof became effective and shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below. The term "Registration Statement" as used in this Agreement, shall include any registration statement relating to the Notes that is filed and declared effective pursuant to Rule 462(b) under the Securities Act. The term "Prospectus" as used in this Agreement means the final prospectus, as first filed with the Commission pursuant to Rule 424(b) under the Securities Act. The term "Preliminary Prospectus" as used in this Agreement, means the prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of the Registration Statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus. For purposes of the following representations and warranties, to the extent reference is made to the Prospectus and at the relevant time the Prospectus is not yet in existence, such reference shall be deemed to be to the most recent Preliminary Prospectus. Copies of the Registration Statement, the Preliminary Prospectus and all other documents which were filed by the Original Issuer and the Corporation with the Commission on or prior to the date hereof have been delivered to you. The Original Issuer and the Corporation have satisfied all conditions and requirements for the use of Form S-3 and the filing of the Registration Statement under the Securities Act and the applicable rules and regulations thereunder (the "Rules and Regulations").

          (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the rules and regulations of the Commission thereunder, as of the Closing, and do not and will not, as of the applicable effective date as to any part of the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements made in reliance upon and in conformity with information furnished in writing to the Original Issuer by the Underwriters expressly for use therein. There are no contracts or other documents required by the Securities Act or by the Rules and Regulations to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

          (c) The Commission has not issued and, to the best knowledge of the Original Issuer and the Corporation, is not threatening to issue any order preventing or suspending the use of the Registration Statement. No order preventing or suspending the use of any Preliminary Prospectus or prospectus has been issued by the Commission or any state regulatory authority or other jurisdictional regulatory agency ("Blue Sky Authorities").

          (d) As of the Closing Date, each consent, approval, authorization or order of, or filing with, any court or governmental agency or body which is required to be obtained or made by the Original Issuer, SLFC, the Corporation or any of their affiliates for the consummation of the transactions contemplated by this Agreement shall have been obtained, except as otherwise provided in the Basic Documents.

          (e) The Original Issuer has the requisite power and authority to execute, deliver and perform its obligations under the Indenture, the Supplemental Indenture and the Auction Agent Agreements. The Indenture, the Supplemental Indenture and the Auction Agent Agreements have been duly and validly authorized by the Original Issuer and, upon their execution and delivery by the Original Issuer, assuming due authorization, execution and delivery by the Trustee and, in the case of the Auction Agent Agreements, the Auction Agent, will be duly executed and delivered by the Original Issuer and will constitute valid and legally binding agreements of the Original Issuer, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting creditors' rights or general equitable principles. The Indenture, the Supplemental Indenture and the Auction Agent Agreements conform in all material respects to the descriptions thereof in the Prospectus.

          (f) The Original Issuer has the requisite power and authority to issue the Notes. The Notes have been duly authorized by the Original Issuer and, when executed by the Original Issuer, authenticated by the Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and legally binding obligations of the Original Issuer entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, or other similar laws of general applicability relating to or affecting creditors' rights or general equitable principles. The Notes conform in all material respects to the description thereof in the Prospectus.

          (g) The Original Issuer, SLFC and the Corporation each has the requisite power and authority to execute, deliver and perform its obligations under the Contribution Agreement. The Contribution Agreement has been duly and validly authorized, executed and delivered by the Original Issuer, SLFC and the Corporation and, upon their execution and delivery, will be duly executed and delivered by each of the Original Issuer, SLFC and the Corporation and will constitute a valid and legally binding agreement of each of the Original Issuer, SLFC and the Corporation, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability relating to or affecting creditors' rights or general equitable principles. The Contribution Agreement conforms in all material respects to the descriptions thereof in the Prospectus.

          (h) SLFC and the Corporation each have the requisite power and authority to execute, deliver and perform its obligations under the Servicing Agreement. The Servicing Agreement has been duly and validly authorized by each of SLFC and the Corporation and, upon execution and delivery, assuming due authorization, execution and delivery by the Trustee, will be duly executed and delivered by each of SLFC and the Corporation and will constitute a valid and legally binding agreement of each of SLFC and the Corporation, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability relating to or affecting creditors' rights or general equitable principles. The Servicing Agreement conforms in all material respects to the description thereof in the Prospectus.

          (i) The Original Issuer is a nonprofit corporation and SLFC is a corporation and wholly owned subsidiary of the Original Issuer, each is duly organized, validly existing and in good standing under the laws of the State of South Dakota, with the requisite power and authority to own, lease and operate its properties and to conduct its business as conducted on the date hereof and as contemplated in the Prospectus, and is duly qualified to conduct its business and is in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such qualification, except where the failure so to qualify could not have a material adverse effect on its condition (financial or other), business, prospectus, properties, net worth or results of operations.

          (j) The Corporation is a Delaware corporation and wholly owned subsidiary of SLFC, is duly organized, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own, lease and operate its properties and to conduct its business as conducted on the date hereof and as contemplated in the Prospectus and with full power and authority to own and pledge its assets and to issue the Notes as described in the Prospectus. The Corporation is duly qualified to conduct its business and is in good standing in each jurisdiction where the nature of its properties or the conduct of its business requires such qualification, except where the failure so to qualify could not have a material adverse effect on its condition (financial or other), business, prospectus, properties, net worth or results of operations.

          (k) There is no action, suit, proceeding, inquiry or investigation, at law or in equity, or before or by any court, governmental or public board or body, pending or known to be threatened against or affecting the Original Issuer, SLFC or the Corporation or to which the Original Issuer, SLFC, the Corporation or any of their respective properties is subject, nor to the best of the knowledge of the Original Issuer, SLFC and the Corporation is there any basis therefor, that are not disclosed in the Prospectus and wherein an unfavorable decision, ruling or finding would materially adversely affect the validity or enforceability of the Notes, the Original Issuer's Authorizing Resolutions, SLFC's Authorizing Resolution, the Corporation's Authorizing Resolution, the Basic Documents, the Investment Agreement, the Issuer's Plan, the [[Prior]] Plan Approval, the Original Issuer's Program Agreements, the State Request, the Volume Cap Documents, this Agreement or any other agreement or instrument to which the Original Issuer, SLFC or the Corporation is a party, used or contemplated for use in the consummation of transactions contemplated by this Agreement, the Basic Documents or by the Prospectus.

          (l) Neither the offer, sale or delivery of the Notes by the Original Issuer, nor the execution, delivery or performance of this Agreement, any of the Basic Documents or any of the Original Issuer's Program Agreements by the Original Issuer, SLFC or the Corporation, nor the adoption of the Original Issuer's Authorizing Resolutions, SLFC's Authorizing Resolution, the Corporation's Authorizing Resolution or the Issuer's Plan, nor the consummation by the Original Issuer, SLFC or the Corporation of the transactions contemplated hereby or thereby (i) requires or will require any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except for compliance with the federal securities laws or Blue Sky laws of various jurisdictions, the qualification of the Indenture under the Trust Indenture Act and such other consents, approvals or authorizations as shall have been obtained prior to the Closing Date), or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the organizational documents of the Original Issuer, SLFC or the Corporation or (iii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, in any material respect, any material agreement, indenture, lease or other instrument to which the Original Issuer, SLFC or the Corporation is a party or by which the Original Issuer, SLFC or the Corporation or any of their respective properties may be bound, or (iv) violates or will violate in any material respect any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Original Issuer, SLFC or the Corporation or any of their respective properties, or (v) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Original Issuer, SLFC or the Corporation pursuant to the terms of any agreement or instrument to which any is a party or by which any may be bound or to which any of their respective properties is subject other than as contemplated by the Basic Documents.

          (m) The Original Issuer, SLFC and the Corporation each have all requisite power and authority to execute, deliver and perform its obligations under this Agreement; the execution and delivery of, and the performance by each of the Original Issuer, SLFC and the Corporation of its respective obligations under this Agreement have been duly and validly authorized by the Original Issuer, SLFC and the Corporation, respectively, and this Agreement has been duly executed and delivered by each of them and constitutes the valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms, except as the enforcement may be limited by bankruptcy, insolvency, moratorium, or other similar laws relating to or affecting creditors' rights generally or general equitable principles, and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy.

          (n)  SLFC and the Corporation have duly adopted SLFC's

Authorizing Resolutions and the Corporation's Authorizing Resolutions, respectively, and have duly approved the furnishing and use of the information contained in the Prospectus, and the taking of any and all such actions as may be required on the part of SLFC and the Corporation to carry out, give effect to and consummate the transactions contemplated by this Agreement, the Prospectus and the Basic Documents, and all approvals necessary in connection with the foregoing have been obtained.

          (o) Neither the Original Issuer, SLFC nor the Corporation is, and following the consummation of the transactions contemplated hereby and the use of proceeds from the Notes as described in the Preliminary Prospectus will be, an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

          (p) Neither the Original Issuer, SLFC, the Corporation nor any of their affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statute and the Original Issuer, SLFC and the Corporation agrees to comply with such
Section if prior to the completion of the distribution of the Notes it commences doing such business. The Original Issuer, SLFC and the Corporation are not, and have not at any time been, in default in the payment of principal of or interest on any obligations of the Original Issuer, SLFC, or the Corporation, respectively.

          (q) The representations and warranties made by (i) the Original Issuer herein, in the Indenture, in the Contribution Agreement, in the Auction Agent Agreement and in any officer's certificate delivered pursuant hereto or thereto and (ii) the Corporation and SLFC herein, in the Servicing Agreement, in the Contribution Agreement and in any officer's certificate of the Corporation or SLFC delivered pursuant hereto or thereto, will be true and correct at the time made and on and as of the Closing Date.

          (r) The Indenture will create a first lien upon the Financed Student Loans and a valid pledge of and perfected security interest in the entire Trust Estate, subject only to the provisions of the Indenture permitting the application thereof for the purposes and on the terms and conditions set forth therein. On the Closing Date, the Trustee will have legal title to the Trust Estate for the benefit of the Original Issuer, including without limitation the Financed Student Loans, and no lien other than the lien of the Indenture will exist with respect to any asset which constitutes a part of the Trust Estate securing the Notes.

          (s) The Original Issuer is a corporation described in Section 501(c)(3) of the Code, it is exempt from federal income tax under Section 501(a) of the Code and it is not a private foundation within the meaning of Section 509(a) of the Code.

          (t) The Original Issuer has the requisite power and authority to execute, deliver and perform its obligations under the Original Issuer's Program Agreements. The Original Issuer's Program Agreements have been duly and validly authorized by the Original Issuer and, assuming due authorization, execution and delivery by the other parties thereto, duly executed and delivered by the Original Issuer and constitute valid and legally binding agreements of the Original Issuer, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting creditors' rights or general equitable principles. The Original Issuer's Program Agreements and the Issuer's Plan conform in all material respects to the descriptions thereof in the Prospectus.

          (u) The Original Issuer has duly adopted the Original Issuer's Authorizing Resolutions and the Issuer's Plan and has duly approved the execution, delivery and performance of the Indenture, the Supplemental Indenture, the Contribution Agreement, this Agreement, the Auction Agent Agreement, the Original Issuer's Program Agreements, the furnishing and use of the information contained in the Prospectus, and the taking of any and all such actions as may be required on the part of the Original Issuer to carry out, give effect to and consummate the transactions contemplated by this Agreement, the Prospectus, the Contribution Agreement, the Original Issuer's Program Agreements, the Indenture, the Supplemental Indenture, the Auction Agent Agreement, the State Request, and all approvals necessary in connection with the foregoing have been obtained.

         (v) As of the date hereof, the Original Issuer's Program Agreements, the Issuer's Plan, the [[Prior]] Plan Approval and the State Request are in full force and effect.

          (w) Neither the Original Issuer, SFLC or the Corporation nor any agent acting on any of their behalf has taken or will take any action that might cause this Agreement or the sale of the Notes to violate Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, as of the Closing.

          4. Agreements of the Original Issuer, SLFC and the Corporation. The Original Issuer, SLFC and the Corporation agree with the Underwriters as follows:

          (a) The Original Issuer and the Corporation will prepare the Prospectus in a form approved by the Underwriters and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) or Rule 424(b) under the Securities Act; the

Original Issuer and the Corporation will (i) make no further amendment or any supplement to the Registration Statement or Prospectus which is not approved by the Underwriters after reasonable notice thereof, (ii) advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amended Prospectus has been filed and furnish the Underwriters with copies thereof;
(iii) advise the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding relating to the offering or sale of the Notes, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and (iv) use its best efforts to prevent the issuance of any stop order or other order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the qualification of the Indenture or the Notes for offering or sale in any jurisdiction and, in the event of the issuance of any stop order or of any other such order, promptly use its best efforts to obtain the withdrawal of such order.

          (b) The Original Issuer will furnish to the Underwriters, without charge, copies of the Registration Statement (at least one copy of which will be signed and include all documents and exhibits thereto or incorporated by reference therein), the Prospectus, and all amendments and supplements to such documents relating to the Notes, in each case in such quantities as the Underwriters may reasonably request. If the delivery of a prospectus is required at any time after an event has occurred which results in the Prospectus, as then amended or supplemented, including an untrue statement of a material fact or omitting to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Trust Indenture Act, the Original Issuer and the Corporation will notify the Underwriters and, upon the Underwriters' request, prepare and furnish without charge to the Underwriters and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request, an amended Prospectus which corrects such Statement or omission or effects such compliance.

          (c) The Original Issuer, SLFC and the Corporation will cooperate with the Underwriters and with its counsel in connection with the qualification of, or procurement of exemptions with respect to, the Notes for offering and sale by the Underwriters and by dealers, and with the determination of their eligibility for investment, under the laws of such jurisdictions as the

Underwriters may designate and will file such consents to service of process or other documents necessary or appropriate to effect such qualification or exemptions; provided that in no event shall either the Corporation, SLFC or the Original Issuer be obligated to qualify to do business in any jurisdiction where it is not now so qualified (other than the State of South Dakota if not currently so qualified) or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

          (d) The Original Issuer, SLFC and the Corporation consent to the use, in accordance with the securities or Blue Sky laws of such jurisdictions in which the Notes are offered by the Underwriter and by dealers, of the Prospectus.

          (e) To the extent, if any, that the ratings provided with respect to the Notes by the Rating Agencies are conditional upon the furnishing of documents or the taking of any other actions by the Original Issuer, SLFC or the Corporation, SLFC, the Original Issuer, SLFC and the Corporation shall cause to be furnished such documents and such other actions to be taken.

          (f) So long as any of the Notes are outstanding, the Original Issuer, SLFC or the Corporation will furnish to the Underwriters (i) as soon as available, a copy of each document relating to the Original Issuer, the Corporation or the Notes required to be filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any order of the Commission thereunder, and (ii) such other information concerning the Original Issuer, SLFC or the Corporation, as the Underwriters may request from time to time.

          (g) To make generally available to the Noteholders and the Underwriters as soon as practicable, a copy of each Monthly Servicing Report (as defined in the Indenture) required under the Indenture and the Servicing Agreement.

          (h) If this Agreement shall terminate or shall be terminated after execution and delivery pursuant to any provisions hereof or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Original Issuer, SLFC or the Corporation to comply with the terms or fulfill any of the conditions of this Agreement, the Original Issuer and SLFC agree jointly and severally to reimburse the Underwriters for all out-of-pocket expenses (including, without limitation, fees and expenses of its counsel; costs related to its due diligence investigation of the Original Issuer, SLFC and the Corporation; costs of preparing to market and the actual marketing of the Notes; and costs incurred in the performance of its obligations hereunder) reasonably incurred by them in their roles as Underwriters, but without any further obligation on the part of the Original Issuer or SLFC for loss of profits or otherwise.

          (i) The net proceeds from the sale of the Notes hereunder will be applied substantially in the manner specified under the caption "Application of Series 1997-1 Note Proceeds" in the Prospectus. The Original Issuer, SLFC and the Corporation will not take or omit to take any action which will in any way cause the proceeds from the sale of the Notes to be applied in a manner contrary to that provided for in the Prospectus and the Indenture.

          (j) Except as stated in this Agreement and in the Prospectus, neither the Original Issuer, the Corporation nor SLFC has taken, nor will any of them take, and each of them will use their best efforts to cause each of their respective directors and officers not to take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

          (k) Deposits required by the Indenture into the Acquisition Fund and the Reserve Fund shall be made on the Closing Date.

          (l) Other than pursuant to your consent and as permitted by the Securities Act and the Rules and Regulations, the Original Issuer, SLFC and the Corporation will not distribute any prospectus or other offering material in connection with the offering of the Notes.

          (m) Provided that the Original Issuer has received the Computational Materials (as defined in Section 11 below) within the time frame set forth in
Section 11, the Original Issuer and the Corporation will cause such Computational Materials to be filed with the SEC on a Current Report on Form 8-K (the "Current Report") not later than the date on which the Prospectus is available for distribution to investors.

          5. Indemnification and Contribution. (a) The Original Issuer and SLFC jointly and severally agree to indemnify and hold harmless the Underwriters and each person, if any, who controls an Underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, the Prospectus, or in any amendment or supplement thereto, or in any Preliminary Prospectus, or in any application filed under the Blue Sky laws of any jurisdiction or other document executed by the Original Issuer or the Corporation for that purpose, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to the Underwriters furnished in writing to the Original Issuer by or on behalf of the Underwriters expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of the Underwriters (or to the benefit of any person controlling an Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Series of Notes covered thereby by the Underwriter to any person if the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus was corrected in the final Prospectus relating to such Series of Notes and the Underwriters sold Notes of such Series to that person without sending or giving at or prior to the written confirmation of such sale, a copy of the final Prospectus (as then amended or supplemented) if the Original Issuer or SLFC has previously furnished sufficient copies thereof to the Underwriters. The foregoing indemnity agreement shall be in addition to any liability which the Original Issuer or SLFC may otherwise have.

          (b) If any action, suit or proceeding shall be brought against the Underwriters or any person controlling an Underwriter in respect of which indemnity may be sought against the Original Issuer or SLFC, the Underwriters or such controlling person, as the case may be, shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. The Underwriters or any such controlling person, as the case may be, shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Underwriters or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Underwriters or such controlling person and the indemnifying parties and the Underwriters or such controlling person shall have been advised by its counsel that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Underwriters or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for the Underwriters and controlling persons not having actual or potential differing interests with the Underwriters or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expense shall be reimbursed on a monthly basis. The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless the Underwriters, to the extent provided in paragraph (a), and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

          (c) The Underwriters agree, jointly and severally, to indemnify and hold harmless the Original Issuer and SLFC and their respective directors and officers, and any person who controls the Original Issuer and the SLFC within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Original Issuer and SLFC to the Underwriters set forth in paragraph (a) hereof, but only with respect to information relating to the Underwriters furnished in writing by or on behalf of the Underwriter expressly for use under the caption "Plan of Distribution" in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or "Blue Sky" applications. If any action, suit or proceeding shall be brought against the Original Issuer, SLFC or the Corporation, any of their respective directors or officers, or any such controlling person based on the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus and in respect of which indemnity may be sought against the Underwriters pursuant to this paragraph (c), the Underwriters shall have the rights and duties given to the Original Issuer and SLFC by paragraph (b) above (except that if the Original Issuer or SLFC shall have assumed the defense thereof, the Underwriters shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Underwriters' expense), and the Original Issuer and SLFC, their respective directors and officers, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

          (d)  If the indemnification provided for in this Section

5 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Original Issuer and SLFC on the one hand and the Underwriters on the other hand from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Original Issuer and SLFC on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Original Issuer and SLFC on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Original Issuer SLFC bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the Original Issuer and SLFC on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Original Issuer or SLFC on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Original Issuer, SLFC and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph
(d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 5, the Underwriters shall not be required to contribute any amount in excess of the amount received by the Underwriters over the price paid by the Underwriters for the Notes purchased by them and distributed to the public less the amount of any damages which the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 5 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 5 and the representations and warranties of the Original Issuer, SLFC, the Corporation and the Underwriters set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriters, Original Issuer, SLFC or the Corporation or any person controlling any of them or their respective directors or officers, (ii) acceptance of any Notes and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Underwriters, the Original Issuer, SLFC or the Corporation or any person controlling any of them or their respective directors or officers, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 5.

          6. Conditions of the Underwriters' Obligations. The obligations of the Underwriters to purchase the Notes hereunder are subject to the following conditions:

          (a) All actions required to be taken and all filings required to be made by the Original Issuer, SLFC or the Corporation under the Securities Act and the Trust Indenture Act prior to the sale of the Notes shall have been duly taken or made. At and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or the sale of the Notes or the qualification of the Indenture shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Original Issuer, SLFC, the Corporation or the Underwriters, shall be contemplated by the Commission or any Blue Sky Authorities.

          (b) Any requests to the Commission for inclusion of additional or supplemental information in the Registration Statement or the Prospectus shall have been complied with by the Original Issuer and the Corporation to your reasonable satisfaction.

          (c) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other) or net worth of the Original Issuer, SLFC or the Corporation not contemplated by the Registration Statement, which in the opinion of the Underwriters, would materially adversely affect the market for the Notes, or (ii) any event or development which makes any statement made in the Registration

Statement or Prospectus untrue or which, in the opinion of the Original Issuer and its counsel, the Corporation and its counsel or the Underwriters and their counsel, requires the filing of any amendment to or change in the Registration Statement or Prospectus in order to state a material fact required by any law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Registration Statement or Prospectus to reflect such event or development would, in the opinion of the Underwriters, materially adversely affect the market for the Notes.

          (d) At the time of the Closing, (i) the Notes, each of the Basic Documents, the Original Issuer's Program Agreements, the Trustee's Program Agreements and this Agreement shall have been duly authorized, executed and delivered, and in full force and effect, and, in the case of the Notes, authenticated; (ii) the Original Issuer's Authorizing Resolutions, SLFC's Authorizing Resolution, the Corporation's Authorizing Resolution and the Issuer's Plan shall have been duly adopted by the Original Issuer, SLFC and the Corporation, as applicable, and shall be in full force and effect; (iii) the State Request, the Plan Approval, the TEFRA Approval, the Volume Cap Documents, and the contracts between the United States Secretary of Education and each of the Guarantee Agencies shall be duly authorized, executed and delivered and in full force and effect; (iv) the documents referred to in clauses (i) through
(iii) above shall be in forms satisfactory to the Underwriters and shall not have been amended, modified or supplemented from the respective forms heretofore delivered to the Underwriters, except as may have been agreed to in writing by Smith Barney Inc., and the Original Issuer, SLFC and the Corporation shall have duly adopted and there shall be in full force and effect such additional resolutions and agreements, as shall, in the opinion of Dorsey & Whitney LLP, Minneapolis, Minnesota, be necessary in connection with the transactions contemplated hereby; and (v) the Original Issuer, SLFC, the Corporation, the Trustee, the Auction Agent, the Investment Agreement Provider and the Guarantee Agencies shall perform or have performed all their respective obligations required under or specified in this Agreement, the Basic Documents, the Investment Agreement, the Original Issuer's Authorizing Resolutions, SLFC's Authorizing Resolution, the Corporation's Authorizing Resolution, the Original Issuer's Program Agreements, the Issuer's Plan, the Plan Approval, the TEFRA Approval and the Volume Cap Documents to be performed simultaneously with or prior to Closing.

          (e) The Underwriters shall have received on the Closing Date an opinion of Dorsey & Whitney LLP, Special Counsel to the Original Issuer, SLFC and the Corporation, dated the Closing Date and addressed to the Underwriters, in form and scope satisfactory to the Underwriters and their counsel.

          (f)  The Underwriters shall have received on the Closing

Date the approving opinion of Dorsey & Whitney LLP, Bond Counsel, dated the Closing Date and in form and scope satisfactory to the Underwriters and their counsel, and a letter addressed to the Underwriters to the effect that the Underwriters may rely on such opinion and consenting to the references to it in the Prospectus.

          (g) The Underwriters shall have received on the Closing Date an opinion of Rollyn H. Samp, counsel for the Original Issuer, and Rock & Leitz, P.C., Special Counsel to the Original Issuer, each dated the Closing Date and addressed to the Underwriters, in form and scope satisfactory to the Underwriters and their counsel.

          (h) The Underwriters shall have received on the Closing Date an opinion of Davenport, Evans, Hurwitz & Smith, counsel for the Trustee, dated the Closing Date and addressed to the Underwriters, in form and scope satisfactory to the Underwriters and their counsel.

          (i) The Underwriters shall have received on the Closing Date an opinion of counsel for the Auction Agent, dated the Closing Date and addressed to the Underwriters, in form and scope satisfactory to the Underwriters and their counsel.

          (j) The Underwriters shall have received on the Closing Date opinions of counsel for the Investment Agreement Providers, dated the Closing Date and addressed to the Underwriters, in form and scope satisfactory to the Underwriters and their counsel.

          (k) The Underwriters shall have received on the Closing Date opinions of counsel for EAC and PHEAA, each dated the Closing Date and addressed to the Underwriters, in form and scope satisfactory to the Underwriters and their counsel.

          (l) The Underwriters shall have received on the Closing Date an opinion or opinions of Foley & Lardner, counsel for the Underwriters, dated the Closing Date, and addressed to the Underwriters, in form and scope satisfactory to the Underwriters.

          (m) The Underwriters shall have received on the Closing Date from Eide, Helmeke PLLP, certified public accountants, a agreed-upon procedures letter dated the Closing Date, and in form and substance satisfactory to the Underwriters, to the effect that they have carried out certain specified procedures, not constituting an audit, with respect to certain financial information pertaining to the Original Issuer and to the Financed Student Loans and setting forth the results of such specified procedures.

          (n) All the representations and warranties of the Original Issuer, SLFC and the Corporation contained in this Agreement and the Basic Documents shall be true and correct in all material respects on and as of the date hereof and on and as of the

Closing Date as if made on and as of the Closing Date.

          (o) The Original Issuer, SLFC and the Corporation each shall have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

          (p) The Underwriters shall have received by instrument dated the Closing Date (at the option of the Underwriters), in addition to the opinions referred to in clauses (d) through (k) of this Section 6, the right to rely on opinions provided by such counsel and all other counsel under the terms of the Basic Documents or to Moody's and Fitch.

          (q) The Underwriters shall have received evidence satisfactory to them that Moody's and Fitch have rated (i) each Series of Notes, other than the Series 1997-1K and Series 1997-1L Notes, "Aaa" and "AAA", respectively, and (ii) the Series 1997-1K and Series 1997-1L Notes, "A", and there has not been any announcement by Moody's or Fitch that (Y) it is downgrading any of its ratings assigned to the Notes or (Z) it is reviewing its ratings assigned to the Notes with a view to possible downgrading, or with negative implications, or direction not determined.

          (r) The Underwriters shall have received a certificate of the President of the Original Issuer, SLFC and the Corporation, as applicable, affirming the matters specified in Sections 6(n) through (q) and such other matters as the Underwriters may reasonably request.

          (s) The Underwriters shall have received (i) a certificate or certificates from the Secretary or Assistant Secretary of each of the Original Issuer, SLFC and the Corporation certifying and attaching copies of (A) organizational documents, (B) resolutions authorizing this Agreement, the Basic Documents, the Original Issuer's Program Agreements and the transactions contemplated hereby and thereby, (C) all written communications, and any memoranda relating to conversations between such entity, its officers and employees or, to its knowledge, its counsel, accountants or other representatives, on the one hand, and the Commission or its staff, on the other hand, relating to the Registration Statement and certifying the incumbency and signature of the officers executing this Agreement and the Basic Documents; and
(ii) certificates of legal existence and good standing with respect to Original Issuer and SLFC from the Secretary of State of the State of South Dakota and with respect to the Corporation from the Secretary of State of the State of Delaware, dated as of the Closing Date or such earlier date within two weeks of the Closing Date.

          (t) The Underwriters shall have received a certificate of the Trustee, signed by an officer of the Trustee, dated the

Closing Date, (i) to the effect that the Trustee received each of the items enumerated in Section 3.2 of the Indenture; (ii) containing permission to include the information concerning the Trustee in the Preliminary Prospectus and the Prospectus; (iii) representing that (A) the Indenture, the Supplemental Indenture, the Servicing Agreement, the Trustee's Program Agreements, the Investment Agreement and the Auction Agent Agreement have been duly authorized, executed and delivered on behalf of the Trustee and are in full force and effect, (B) such agreements may be used in connection with the public offering of the Notes, (C) the Trustee is an "eligible lender" under the Higher Education Act of 1965, as amended, (D) no litigation is pending or, to his or her knowledge, threatened in any court to restrain or enjoin the issuance or delivery of any of the Notes, or the collection of revenues pledged or to be pledged to pay the principal of, and interest on, the Notes, or in any way contesting or affecting the validity or enforceability of the Notes, the Indenture, the Supplemental Indenture, the Letter of Representations, the Auction Agent Agreements, the Investment Agreement, the Trustee's Program Agreements, or the collection of said revenues or the pledge thereof, (E) there is no litigation pending or to his or her knowledge threatened against the Trustee, or involving any of the property or assets under the control of the Trustee, which involves the possibility of any judgment or liability which may materially adversely affect the security for the Notes or materially adversely affect the Trustee or the Program (but in lieu of such certificate the Underwriters may in their sole discretion accept an opinion of the Trustee's counsel as to the matters referred to above, acceptable to the Underwriters in form and substance, that in their opinion the issues raised in any such pending or threatened litigation are without substance or that the contentions of the plaintiffs therein are without merit), (F) he or she has carefully examined the Prospectus with respect to references to the Trustee and that, in his or her opinion, with respect to references to the Trustee, as of the date of the Prospectus and at all times subsequent through and including the Closing Date, the Prospectus did not and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (u) The Underwriters shall have received a certified copy of the Internal Revenue Service's determination letter to the effect that the Original Issuer is a corporation described in Section 501(c)(3) of the Internal Revenue Code of 1954, as amended (the "1954 Code"), and is exempt from federal income tax under Section 501(a) of the 1954 Code, as modified by the Internal Revenue Service's determination letter, dated June 8, 1984, to the effect that the Issuer is not a private foundation within the meaning of Section 509(a) of the 1954 Code, certified as of the Closing Date by the Secretary of the Original Issuer to be true and correct copies thereof and in full force and effect.

          (v) The Underwriters shall have received certified copies of the State Request, the Basic Documents, the Original Issuer's Authorizing Resolutions, SLFC's Authorizing Resolution, the Corporation's Authorizing Resolution, the Original Issuer's Program Agreements, the Issuer's Plan, the Plan Approval, the Volume Cap Documents, and the TEFRA Approval (together with affidavits of publication of notice of the Public Hearing and certified copies of any reports or records of the proceedings of the Public Hearing), in each case certified as of the Closing Date by the Original Issuer's Secretary to be a true and correct copy thereof and in full force and effect.

          (w) The Underwriters shall have received certified copies of the Trustee's Program Agreements and the Investment Agreement, in each case certified as of the Closing Date by a duly authorized officer of the Trustee to be a true and correct copy thereof and in full force and effect, and certified copies of the Broker-Dealer Agreements, in each case certified as of the Closing Date by a duly authorized officer of the Broker-Dealer to be a true and correct copy thereof and in full force and effect.

          (x) The Underwriters shall have received such additional certificates, instruments and other documents as shall be requested by the Underwriters, including, without limitation, from the Original Issuer, SLFC, the Corporation, the Trustee, the Auction Agent, the Investment Agreement Provider, EAC and PHEAA.

          All opinions, certificates, letters and other documents referred in this Section 6 will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

          Any certificate or document signed by any officer of the Original Issuer, SLFC or the Corporation and delivered to the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Original Issuer, SLFC or the Corporation, respectively, to the Underwriters as to the statements made therein.

          If these conditions are not satisfied, or if the obligations of the Underwriters shall be terminated for any reason permitted by this Agreement, this Agreement shall terminate and neither the Underwriters nor the Original Issuer, SLFC or the Corporation shall be under further obligation hereunder, except that the respective obligations of the Original Issuer and SLFC and the Underwriters for the payment of expenses, as provided in Section 7 hereof, shall continue in full force and effect.

          7. Expenses. The Original Issuer and SLFC, jointly and severally, agree to pay or to otherwise cause the payment of the following costs and expenses and all other costs and expenses incident to the performance by them and Original Issuer of their respective obligations hereunder: (i) the preparation, printing or reproduction of any Registration Statement and each amendment or supplement thereto and each other Basic Document; (ii) the preparation, printing, authentication, issuance and delivery of definitive certificates for the Notes; (iii) the qualification of the Indenture under the Trust Indenture Act; (iv) the fees and disbursements of (A) Bond Counsel, counsel and Special Counsel for the Original Issuer, SLFC and the Corporation, (B) the Trustee and its counsel, (C) the Auction Agent and its counsel, (D) EAC, PHEAA and their respective counsel, (E) the Investment Agreement Provider and its counsel, (F) the Depository Trust Company in connection with the book-entry registration of the Notes and (G) Eide, Helmeke PLLP, accountants for the Original Issuer, SLFC and the Corporation and issuer of the specified procedures letter referenced in Section 6(m) hereof; (v) the fees charged by Moody's and Fitch for rating the Notes; (vi) the Blue Sky filing fees and expenses; and (vii) the cost of any advertising expenses requested or undertaken by the Original Issuer, SLFC or the Corporation and incurred in connection with the public offering of the Notes. The Underwriters shall be under no obligation to pay any expense incident to the performance of the obligations of the Original Issuer, SLFC or the Corporation hereunder.

          The Underwriters shall pay the cost of preparation, reproduction and distribution of the Preliminary Prospectus and the final Prospectus distributed to investors (excluding any amendments or supplements thereto) and this Agreement and all other expenses incurred by it in connection with its public offering and distribution of the Notes, including the cost of preparing, printing and delivering the Preliminary Blue Sky Memorandum and all other underwriting documents and the fees and disbursements of their counsel.

          8. Effective Date of Agreement. This Agreement shall become effective upon the execution and delivery hereof by all the parties hereto.

          9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in the Agreement or contained in certificates of officers of the Original Issuer, SFLC or the Corporation submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or any officer, director, or controlling person of the Underwriters, or by or on behalf of the Original Issuer, SFLC or the Corporation, and shall survive delivery of the Notes to the Underwriters. The expense payment provisions set forth in Sections 4(h) and 7 hereof and the indemnification and contribution provisions in Section 5 hereof also shall survive delivery of the Notes to the Underwriters and any termination or cancellation of this Agreement.

     10. Termination of Agreement. This Agreement shall be subject to termination in the absolute discretion of the Underwriters, without liability on the part of the Underwriters to the Original Issuer, SLFC or the Corporation, by notice to the Original Issuer, SLFC and the Corporation, if on or prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited; (ii) a general moratorium on commercial banking activities in New York, Delaware or South Dakota shall have been declared by either federal or state authorities; (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to commence or continue the offering of the Notes on the terms set forth in the Prospectus or to enforce contracts for the resale of the Notes by the Underwriters; (iv) legislation shall be introduced in or enacted by the Congress of the United States or adopted by either the House of Representatives or the Senate or approved by a Committee thereof, or a decision by a court of the United States or the Tax Court of the United States shall be rendered, or a ruling, regulation, proposed regulation or official statement by or on behalf of the Treasury Department of the United States, the Internal Revenue Service or any other governmental agency shall be made, an announcement by a member of Congress shall be made relating to legislation which has been introduced or which is proposed to be introduced, or any other event shall occur, with respect to federal taxation upon revenues or other income of the general character expected to be pledged under the Indenture or upon interest received on securities of the general character of the Notes, or which would have the effect of changing, directly or indirectly, the federal income tax consequences of interest on securities of the general character of the Notes in the hands of the holders thereof, which in the opinion of the Underwriters materially and adversely affects the market price of the Notes; (v) legislation shall be enacted by the States of South Dakota or Delaware, or a decision by a court of competent jurisdiction of the States of South Dakota or Delaware or any administrative tribunal of the States of South Dakota or Delaware or other governmental agency or department thereof shall be rendered with respect to taxation by the States of South Dakota or Delaware or any of their respective political subdivisions upon revenues or other income of the general character expected to be pledged under the Indenture or upon interest received on securities of the general character of the Notes, or which would have the effect the changing, directly or indirectly, the tax consequences under the States of South Dakota or Delaware tax laws of interest on securities of the general character of the Notes in the hands of the holders thereof, which in the opinion of the Underwriters materially affects the market price of the Notes; (vi) additional material restrictions not in force as of the date hereof shall have been imposed upon trading in securities of the general character of the Notes by any governmental authority or by any national securities exchange; (vii) a default shall have occurred in the payment of principal or interest on outstanding obligations of the Original Issuer, SLFC or the Corporation, the State of South Dakota, or any agency or authority thereof, which in the opinion of the Underwriters materially and adversely affects the market for the Notes; (vii) any rating of the Notes shall have been changed or withdrawn by Moody's or Fitch, or Moody's or Fitch shall have announced that it is considering a change or withdrawal of such rating and such action, in the opinion of the Underwriters, shall materially and adversely affect the market for the Notes; or (viii) the Plan Approval shall have been changed, revoked or suspended and such action, in the opinion of the Underwriters, shall materially and adversely affect the market for the Notes. Notice of such termination may be given to the Original Issuer, SLFC and the Corporation, by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

          11.  Information Furnished by the Underwriter; Computational
Materials.

          (a) The statements set forth under the heading "Plan of Distribution" in the Prospectus constitute the only information furnished by or on behalf of the Underwriter as such information is referred to in Sections 3(b) and 5 hereof.

          (b) Not later than 10:30 a.m. New York City time, on the Business Day before the date on which the Current Report relating to the Notes is required to be filed by the Original Issuer and the Corporation with the SEC pursuant to
Section 4(m) hereof, each Underwriter shall deliver to the Original Issuer and the Corporation a complete copy of all materials, if any, provided by such Underwriter to prospective investors in such Notes which constitute "Computational Materials" within the meaning of the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the SEC to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation, the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the SEC to the Public Securities Association and the no-action letter of February 17, 1995 issued by the SEC to the Public Securities Association (collectively, the "Kidder/PSA Letters") and the filing of which is a condition of the relief granted in such letters (such materials being the "Computational Materials").

          Each Underwriter severally and not jointly represents and warrants to and agrees with the Original Issuer and the Corporation, as of the date hereof and as of the Closing Date, that the Computational Materials furnished to the Original Issuer and the Corporation by such Underwriter pursuant to this Section 11(b)
constitute (either in original, aggregated or consolidated form) all of the materials furnished to prospective investors in the Notes by such Underwriter prior to the time of delivery thereof to the Original Issuer and the Corporation that are required to be filed with the SEC with respect to the Notes in accordance with the Kidder/PSA Letters and such Computational Materials comply with the requirements of the Kidder/PSA Letters.

          Notwithstanding the foregoing, such Underwriter makes no representation or warranty with respect to statements in any Computational Materials relating to the Financed Student Loans which were furnished by or on behalf of the Original Issuer and the Corporation to such Underwriter.

          12. Liability of Underwriters. Except as limited by law or regulation of the United States Comptroller of the Currency as to commercial banks' legal capacity to underwrite, the obligation of each particular Underwriter hereunder is joint and several. To the extent FBS Investment Services, Inc. is legally limited in respect to its underwriting the Notes, its obligation hereunder shall be deemed to have been initially and for all purposes a several and neither a joint or joint and several obligation, and to such extent its several obligation shall be in the proportion which its participation (initially identified in writing to the Original Issuer, and thereafter as modified from time to time by the Underwriters) bears to the aggregate principal amount of the Notes; provided, however, that each Underwriter not so expressly limited shall continue to have a joint and several obligation to purchase the Notes in accordance with the terms of this Purchase Contract.

          13. Miscellaneous. Except as otherwise provided in Section 4 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Original Issuer, SLFC or the Corporation, at 105 First Avenue, Southwest, Aberdeen, South Dakota 57401, Attention: A. Norgrin Sanderson, (ii) if to the Underwriters, to Smith Barney Inc., 390 Greenwich Street, 2nd Floor, New York, NY 10013, Attention: Harry T. Apfel.

          This Agreement has been and is made solely for the benefit of, and shall be binding upon, the Underwriters, the Company, SLFC, the Original Issuer, their respective directors, officers, trustees and controlling persons referred to in Section 5 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from the Underwriters of any of the Notes in his status as such purchaser.

          14. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the

State of New York applicable to contracts made and to be performed within the State of New York without giving effect to the choice of laws or conflict of laws principles thereof.

          This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof or thereof shall have been executed and delivered on behalf of each party hereto.

          The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to be part hereof.

          Please confirm that the foregoing correctly sets forth the agreement among the Original Issuer, SLFC, the Corporation and the Underwriters.

                                       Very truly yours,

                                       EDUCATION LOANS INCORPORATED
                                       (the "Original Issuer")


                                       By_______________________________________
                                            Name:
                                            Title:

                                       STUDENT LOAN FINANCE CORPORATION
                                       ("SLFC")

                                       By_______________________________________
                                             Name:
                                             Title:


                                       EDUCATION LOANS INCORPORATED
                                       (the "Corporation")


                                       By_______________________________________
                                             Name:
                                             Title:


Confirmed as of the date first
above mentioned.

SMITH BARNEY INC.
FBS INVESTMENT SERVICES, INC.
DOUGHERTY DAWKINS LLC
MILLER & SCHROEDER FINANCIAL, INC.
NORWEST INVESTMENT SERVICES, INC.
By Smith Barney Inc.


By:_____________________________
     Name:
     Title:

                                                                      APPENDIX A
                                                                      ----------

                                                                      APPENDIX B
                                                                      ----------

                              CERTAIN DEFINITIONS

          Capitalized terms used but not defined in this Appendix B or elsewhere in this Agreement have the respective meanings ascribed thereto in the Supplemental Indenture.

          "Basic Documents" means the Indenture, the Supplemental Indenture, the Contribution Agreement, the Auction Agent Agreements, the Broker-Dealer Agreements, the Servicing Agreement, the Letter of Representations,
____________.

          "Corporation's Authorizing Resolutions" means the Resolutions of the Corporation's board of directors, adopting, accepting, ratifying and approving:

          1.   the Basic Documents;

          2. this Agreement, [[the Investment Agreements,]] the Preliminary Prospectus and the Prospectus;

          3. the Loan Purchase Contracts and the forms of Student Loan Purchase Agreements; and,

          4.   [[   ]]

          "Original Issuer's Authorizing Resolutions" means the Resolutions of the Original Issuer's board of directors, adopting, accepting, ratifying and approving:

          1.   the Basic Documents;

          2. one or more investment agreements (individually and collectively the "Investment Agreement") between the Trustee and one or more parties meeting the requirements of the Indenture (individually and collectively the "Investment Agreement Provider"),

          3.   the notice and scheduling of the Public Hearing;

          4.   the Volume Cap Request;

          5.   this Agreement, the Preliminary Prospectus and the Prospectus;

          6. the Loan Purchase Contracts and the forms of Student Loan Purchase Agreements;

          7.   the Original Issuer's Program Agreements;

          8.   the State Request; and

          9.   the Issuer's Plan.

          "Issuer's Plan" means the Issuer's Plan for Doing Business, dated February 6, 1981, as amended on September 16, 1983, November 18, 1983, April 22, 1985, January 12, 1987, July 26, 1988, June 6, 1991, June 22, 1993 and May 23,
1996 as required by Section 438 of the Higher Education Act of 1965, as amended (which term shall include the Issuer's Justifications for the issuance of tax-exempt obligations submitted to the Department of Education in connection with the Issuer's Series D Student Loan Revenue Bonds and Series E Student Loan Revenue Bonds).

          "Letter of Representations" means the Blanket Issuer Letter of Representations, dated as of _____ __, 1997, from the Original Issuer to The Depository Trust Company ("DTC") containing certain representations to induce DTC to accept the Notes for deposit.

          "Loan Purchase Contracts" means, individually and collectively, the Student Loan Purchase Agreements between the Original Issuer and the eligible lenders described in Exhibit [__] to the Supplemental Indenture.

          "Original Issuer's Contract of Insurance" shall mean the Contract of Insurance for Loans to Students Under Title IV Part B of the Higher Education Act, dated March 12, 1979, and the Contract of Federal Loan Insurance, dated January 22, 1981, between the Original Issuer and the Secretary of Education, and any amendment thereof which is hereafter entered into.

          "Original Issuer's Guarantee Agreements" shall mean (1) that certain Lender Agreement for Guarantee of Student Loans With Federal Reinsurance, dated December 21, 1992, between the Original Issuer and Education Assistance Corporation, (2) that certain Lender Agreement for Guarantee of Student Loans With Federal Reinsurance, dated August 17, 1989, between the Original Issuer and Pennsylvania Higher Education Assistance Agency, (3) that certain Agreement to Guarantee Loans, dated October 9, 1986, between the Original Issuer and United Student Aid Funds, Inc., (4) that certain Lender Participation Agreement for Insurance, dated August 4, 1987, between the Original Issuer and the North Dakota Guaranteed Student Loan Program, (5) that certain Lender Agreement for Guarantee of Student Loans With Federal Reinsurance, dated November 1, 1991, between the Original Issuer and Northstar Guarantee Inc., (6) that certain Student Loan Guaranty, dated August 24, 1990, between the Original Issuer and Great Lakes Higher Education Corporation, (7) that certain Agreement for Payment on Guarantee of Student Loans With Federal Reinsurance, dated October 6, 1994, between the Original Issuer and Educational Management Credit Corporation (formerly known as Transitional Guaranty Agency,

Inc.), [[Iowa, Missouri and Illinois]] and (8) any other agreement between a Guarantee Agency and the Corporation providing for the insurance or guarantee by such Guarantee Agency, to the extent provided in the Higher Education Act, of the principal of and accrued interest on Student Loans made or acquired by the Original Issuer from time to time, including any supplement thereto or amendment thereof entered into in accordance with the provisions thereof.

          "Original Issuer's Participation Agreement" means the Agreement for Participation in the Guaranteed Loan Program, dated February 4, 1981, between the Original Issuer and the United States Secretary of Education.

          "Original Issuer's Program Agreements" means the Original Issuer's Contract of Insurance, the Original Issuer's Participation Agreement, the Original Issuer's Guarantee Agreements and the Loan Purchase Contracts.

          "Plan Approval" means the approval of the Issuer's Plan (as amended on the date hereof) by the Governor of the State of South Dakota [[, which approval shall be obtained by the Original Issuer prior to the Closing ]] (and which includes the Prior Plan Approval).

     [[   "Prior Plan Approval" means the approval of the Issuer's Plan (as in effect prior to the date hereof) by the Governor of the State of South Dakota, dated _______ __, 1996 (together with prior such approvals by the Governor of the State of South Dakota and by the United States Secretary of Education). ]]

          "Public Hearing" means a public hearing to be held pursuant to Section 147(f) of the Code, relating to the Tax Exempt Series 1997-1 Notes.

          "SLFC's Authorizing Resolutions" means the Resolutions of the SLFC's board of directors, adopting, accepting, ratifying and approving:

          1.   the Basic Documents;

          2.   this Agreement, the Preliminary Prospectus and the Prospectus;

          3. the Loan Purchase Contracts and the forms of Student Loan Purchase Agreements; and,

          4.   [[   ]]

          "State Request" means the letter, dated May 11, 1987, from the Governor of the State of South Dakota to the Original Issuer.

          "TEFRA Approval" means the Governor's approval of the issuance of the Notes for the purposes of Section 147(f) of the Code [[, which approval shall be obtained by the Original Issuer prior to the Closing]].

          "Trustee's Program Agreements" means the Trustee Contract of Insurance and the Trustee Guarantee Agreement.

          "Volume Cap Documents" means the Volume Cap Request, the executive orders of the Governor of the State of South Dakota and relevant legislation of the State of South Dakota legislature providing for a system of allocating the State's ceiling on private activity bonds, and the allocations to the Original Issuer, dated December 22, 1993, December 28, 1994, December 29, 1995 and December 30, 1996 of portions of such State ceiling, and the certifications of the Governor of the State of South Dakota that the Tax Exempt Series 1997-1 Notes meet the requirements of Section 146 of the Code.

          "Volume Cap Request" means the Original Issuer's applications for allocations of the State of South Dakota's volume cap with respect to private activity bonds, dated December 21, 1993, December 28, 1994, December 27, 1995 and December [__,] 1996 and the Original Issuer's Carryforward Elections of Unused Private Activity Bond Limitations, dated December 30, 1993, December 30, 1994, December 29, 1995 and December 30, 1996.